SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 15, 2004

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events

On April 15, 2004, Eduardo A. Rodriquez was elected to the ONEOK, Inc. (the "Company") Board of Directors. Mr. Rodriquez was also elected to the Audit and Corporate Governance Committees of the Company's Board of Directors.

Mr. Rodriguez is the Executive Vice President for Legal and Administrative Affairs at Hunt Building Corporation, a privately-held company engaged in construction and real estate development headquartered in El Paso, Texas. Mr. Rodriguez also holds the positions of Chief Administrative Officer and Corporate Secretary for Hunt and serves on Hunt's Board of Directors. He serves as the Chair of the Continuous Improvement and Legal and Financial Risk Management Committees of the Hunt Board of Directors. Mr. Rodriguez has been at Hunt since April 2002.

Prior to joining Hunt, Mr. Rodriguez spent 20 years in the electric utility industry at El Paso Electric Company, an investor-owned utility serving greater metropolitan El Paso and rural Texas counties in far West Texas, as well as Dona Ana County, New Mexico. At El Paso Electric, he served in various senior-level executive positions, including General Counsel, Senior Vice President for Customer and Corporate Services and, for a limited time, its Chief Operating Officer.

There is no arrangement or understanding between Mr. Rodriguez and any person pursuant to which Mr. Rodriguez was selected as a director.

Mr. Rodriguez does not have a direct or indirect material interest in any transaction or series of similar transactions or any currently proposed transaction to which the Company or any of its subsidiaries is a party.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits
(a)	Financial Statements of Businesses Acquired
Not applicable.

(b)	ProForma Financial Information
Not applicable.

(c)	Exhibits
99.1 Press release issued by ONEOK, Inc. dated April 15, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	April 15, 2004	By:	/s/ Jim Kneale
Jim Kneale
Senior Vice President, Treasurer
and Chief Financial Officer
(Principal Financial Officer)

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Exhibit 99.1
[ONEOK Logo]	News

April 15, 2004	Analyst Contact: Weldon Watson
918-588-7158
Media Contact: Megan Whalen
918-588-7572

Director elected to ONEOK board

Tulsa, Okla. -- ONEOK, Inc. (NYSE:OKE) announced today that Eduardo A. Rodriguez, executive vice president of Hunt Building Corporation, a private construction and real estate development company headquartered in El Paso, Texas, has been elected to the ONEOK board of directors.

Rodriguez, 48, spent 20 years at El Paso Electric Company, serving in various senior executive positions including general counsel, senior vice president of customer and corporate services and chief operating officer, before joining Hunt Building in 2002.

Rodriguez is heavily involved in community and economic development activities in the El Paso area. He is a member of the board of the El Paso Regional Economic Development Corporation, and previously served two years as chairman of the United Way of El Paso County. He also is a member of the board of trustees for the nature conservancy of New Mexico.

He is a graduate of Texas Tech University and received a Juris Doctor from St. Mary's University in San Antonio, Texas. He is married and has three children.

David Kyle, ONEOK chairman, president and chief executive officer, said, "I am pleased Eddie Rodriguez has agreed to serve on our board. His wisdom and insight from his energy business experience and community involvement will enhance our board. We are also pleased that he comes to us from an area served by our Texas Gas Service Company."

To obtain an electronic photo file of Rodriguez, visit the ONEOK Web site: http://www.oneok.com/news/mediakit.jsp.

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ONEOK, Inc. is a diversified energy company involved primarily in oil and gas production, natural gas processing, gathering, storage and transmission in the mid-continent areas of the United States. The company's energy marketing and trading operations provide service to customers in most states. The company is the largest natural gas distributor in Kansas and Oklahoma, and the third largest in Texas, operating as Kansas Gas Service, Oklahoma Natural Gas and Texas Gas Service, serving almost 2 million customers.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

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